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                                                                    Exhibit 21.1


                             PRI AUTOMATION, INC.
                                 SUBSIDIARIES

Name                                        Jurisdiction of Incorporation
----                                        -----------------------------
PRI Automation SARL                         France
PRI Automation Ireland, Inc.                Ireland
PRI Automation Korea, Inc.                  Korea
PRI Automation Taiwan Ltd.                  Taiwan
PRI Automation LTD                          United Kingdom
PRI Automation Israel, Inc.                 Israel
Precision Robots FSC, Inc.                  U.S. Virgin Islands
PRI Security Corporation                    Massachusetts
PRI Automation GmbH                         Germany (incorporated on 1/12/98)